                                                                     EXHIBIT 2.1


                   AMENDMENT TO AGREEMENT AND PLAN OF MERGER

        THIS AMENDMENT TO AGREEMENT AND PLAN OF MERGER (this "Amendment") is entered into as of October 1, 2004, by and among TEKELEC, a California corporation ("Parent"), BUCKDANGER, INC., a New York corporation ("Buckdanger"), STELEUS GROUP, INC., a New York corporation (the "Company"), and the PREFERRED STOCKHOLDERS of the Company identified on the signature pages hereto (collectively, the "Preferred Stockholders"), in order to amend that certain Agreement and Plan of Merger dated as of August 19, 2004 among the parties hereto (the "Agreement"). Each capitalized term used in this Amendment shall have the same meaning assigned to that term as in the Agreement unless expressly defined in this Amendment.

                                     RECITAL

        Parent, Buckdanger, the Company and the Preferred Stockholders wish to amend the Agreement in the manner provided in this Amendment.

                                    AGREEMENT

        NOW, THEREFORE, in consideration of the recital and the mutual covenants and agreements hereinafter expressed, the Parties herby agree as follows:

        1. CASH TRANSACTION. For all purposes under the Agreement, including without limitation Sections 1.4(h), 1.4(i), 1.4(j), 1.10, 5.5 and 6.2 and
Article IV thereof, the Merger shall be deemed to be a "Cash Transaction" as defined in Section 1.4(a) of the Agreement, as Section 1.4(a) is amended and replaced in its entirety pursuant to Section 8 below.

        2. CHANGE IN $54,600,000 DOLLAR AMOUNT. For purposes of Section 1.4(h) of the Agreement, the amount of $54,600,000 is hereby stricken and deleted and replaced by the amount of $53,600,000. The parties expressly acknowledge and agree, however, that the amount of $54,600,000 as set forth in Section 1.4(b) of the Agreement, as Section 1.4(b) is amended and replaced in its entirety pursuant to Section 9 below, shall not be changed to the amount of $53,600,000 by virtue of this Section 2.

        3. CHANGE IN $8,700,000 DOLLAR AMOUNT; CHANGE IN "ESCROW DEPOSIT" DEFINITION. For all purposes under the Agreement, including without limitation Sections 1.4(d), 1.10(d), 1.11, 9.3(b), 9.3(g), 9.3(h), 9.3(i) and 9.8(c)
thereof and the form of Escrow Agreement attached as Exhibit G thereto, the amount of $8,700,000 is hereby stricken and deleted and replaced by the amount of $8,550,000. The parties expressly acknowledge and agree that, as a result of such amendment, for all purposes under the Agreement the term "Escrow Deposit" shall mean the amount of $8,550,000 rather than the amount of $8,700,000.

        4. CHANGE IN $580,000 DOLLAR AMOUNT. For all purposes under the Agreement, including without limitation Sections 9.3(a), 9.3(d), 9.3(e), 9.4(b) and 9.12 thereof and the form of Escrow Agreement attached as Exhibit G thereto, the amount of $580,000 is hereby stricken and deleted and replaced by the amount of $570,000.

        5. CHANGE IN $4,095,000 DOLLAR AMOUNT. For all purposes under the Agreement, including without limitation Sections 9.4(c) and 9.4(d) thereof, the amount of $4,095,000 is hereby stricken and deleted and replaced by the amount of $4,020,000.

        6. DELETION OF SECTIONS 1.4(e), 5.13, 6.7, 7.2, 7.3, 8.11(e) AND 8.2(f).
Sections 1.4(e), 5.13, 6.7, 7.2, 7.3, 8.1(e) and 8.2(f) are hereby stricken and deleted from the Agreement in their entirety and shall have no further force or effect.

        7. AMENDMENT OF SECTION 1.2(b). Section 1.2(b) of the Agreement is hereby stricken and replaced in its entirety with the provision set forth below:

               "(b) Closing. The closing of the Merger (the "Closing") shall take place at the offices of Bryan Cave LLP, New York, New York, at 9:00 a.m., local time, on October 14, 2004, or such other date as Parent, the Company and Acquisition Subsidiary may agree in writing (the "Closing Date"). "Business Day" shall mean any day which is not a Saturday, Sunday or a legal holiday in the State of New York, United States of America."

        8. AMENDMENT OF SECTION 1.4(a). Section 1.4(a) of the Agreement is hereby deleted and stricken and replaced in its entirety with the provision set forth below:

               "(a) Aggregate Merger Consideration. Subject to the other terms and provisions of this Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of any holder thereof, the outstanding shares as of the date hereof of the Company's Series A Convertible Preferred Shares, par value $1.00 per share, Series B Convertible Preferred Shares, par value $1.00 per share, Series C Convertible Preferred Shares, par value $1.00 per share, Series D Convertible Preferred Shares, par value $1.00 per share, Series E Convertible Preferred Shares, par value $1.00 per share, Series F Convertible Preferred Shares, par value $1.00 per share, Series G Convertible Preferred Shares, par value $1.00 per share, and Series H Convertible Preferred Shares, par value $1.00 per share (collectively, the "Company Preferred Stock"), shall be converted into and become the right to receive consideration (the "Merger Consideration") comprised of the aggregate cash amount of $53,600,000 reduced by the Working Capital Adjustment, if any, and further reduced by the amount, if any, by which the Company Transaction Expenses exceed the aggregate amount of $1,200,000 as provided in Section 11.7. The payment of the Merger Consideration in cash as provided in this Section 1.4(a) is referred to herein as the "Cash Transaction"."

        9. AMENDMENT OF SECTION 1.4(b). Section 1.4(b) of the Agreement is hereby stricken and replaced in its entirety with the provision set forth below:

               "(b) Conversion of Shares.

                      (i) Subject to the other terms and provisions of this Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of any holder thereof:

                            (A) Each of the issued and outstanding shares of the Company's Series A Convertible Preferred Shares, par value of $1.00 per share (the "Series A Preferred Stock"), will be converted into and become the right to receive a portion of the Merger

        Consideration consisting of an amount of cash that is equal to the Series A Exchange Amount.

                            (B) Each of the issued and outstanding shares of the Company's Series B Convertible Preferred Shares, par value of $1.00 per share (the "Series B Preferred Stock"), will be converted into and become the right to receive a portion of the Merger Consideration consisting of an amount of cash that is equal to the Series B Exchange Amount.

                            (C) Each of the issued and outstanding shares of the Company's Series C Convertible Preferred Shares, par value of $1.00 per share (the "Series C Preferred Stock"), will be converted into and become the right to receive a portion of the Merger Consideration consisting of an amount of cash that is equal to the Series C Exchange Amount.

                            (D) Each of the issued and outstanding shares of the Company's Series D Convertible Preferred Shares, par value of $1.00 per share (the "Series D Preferred Stock"), will be converted into and become the right to receive a portion of the Merger Consideration consisting of an amount of cash that is equal to the Series D Exchange Amount.

                            (E) Each of the issued and outstanding shares of the Company's Series E Convertible Preferred Shares, par value of $1.00 per share (the "Series E Preferred Stock"), will be converted into and become the right to receive a portion of the Merger Consideration as follows:

                                    (1) Each share of Series E Preferred Stock
               that was outstanding as of June 30, 2004 (the "Old Series E Preferred Stock") will be converted into and become the right to receive a portion of the Merger Consideration consisting of an amount of cash that is equal to the Old Series E Exchange Amount.

                                    (2) Each share of Series E Preferred Stock
               that was issued on July 30, 2004 (the "New Series E Preferred Stock") will be converted into and become the right to receive a portion of the Merger Consideration consisting of an amount of cash that is equal to the New Series E Exchange Amount.

                            (F) Each of the issued and outstanding shares of the Company's Series F Convertible Preferred Shares, par value of $1.00 per share (the "Series F Preferred Stock"), will be converted into and become the right to receive a portion of the Merger Consideration as follows:

                                    (1) Each share of Series F Preferred Stock
               that was outstanding as of June 30, 2004 (the "Old Series F Preferred Stock") will be converted into and become the right to receive a portion of the Merger

               Consideration consisting of an amount of cash that is equal to the Old Series F Exchange Amount.

                                    (2) Each share of Series F Preferred Stock
               that was issued on July 30, 2004 (the "New Series F Preferred Stock") will be converted into and become the right to receive a portion of the Merger Consideration consisting of an amount of cash that is equal to the New Series F Exchange Amount.

                            (G) Each of the issued and outstanding shares of the Company's Series G Convertible Preferred Shares, par value of $1.00 per share (the "Series G Preferred Stock"), will be converted into and become the right to receive a portion of the Merger Consideration consisting of an amount of cash that is equal to the Series G Exchange Amount.

                            (H) Each of the issued and outstanding shares of the Company's Series H Convertible Preferred Shares, par value of $1.00 per share (the "Series H Preferred Stock"), will be converted into and become the right to receive a portion of the Merger Consideration consisting of an amount of cash that is equal to the Series H Exchange Amount.

                        (ii) The following terms have the following meanings:

                            (1) "Series A-F Preferred Stock" means,
collectively, the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock.

                            (2) "Series A-F Aggregate Consideration Amount"
means the amount of the Merger Consideration minus the Series G-H Aggregate Consideration Amount.

                            (3) "Series A-F Aggregate Preference Amount" means
the sum of the Series A Aggregate Preference Amount; the Series B Aggregate Preference Amount; the Series C Aggregate Preference Amount; the Series D Aggregate Preference Amount; the Series E Aggregate Preference Amount; and the Series F Aggregate Preference Amount.

                            (4) "Series A Liquidation Preference Amount" means
an amount per share of Company Series A Preferred Stock outstanding immediately prior to the Effective Time equal to (A) $100.00 plus (B) all accrued and unpaid dividends on such share of Series A Preferred Stock as of such time.

                            (5) "Series A Aggregate Preference Amount" means the
Series A Liquidation Preference Amount multiplied by the total number of shares of Series A Preferred Stock outstanding immediately prior to the Effective Time.

                            (6) "Series A Exchange Amount" for a share of Series
A Preferred Stock is equal to (x) the Series A-F Aggregate Consideration Amount multiplied by (y) a fraction, the numerator of which is the Series A Liquidation Preference Amount and the denominator of which is the Series A-F Aggregate Preference Amount.

                            (7) "Series B Liquidation Preference Amount" means
an amount per share of Company Series B Preferred Stock outstanding immediately prior to the Effective Time equal to (A) $100.00 plus (B) all accrued and unpaid dividends on such share of Series B Preferred Stock as of such time.

                            (8) "Series B Aggregate Preference Amount" means the
Series B Liquidation Preference Amount multiplied by the total number of shares of Series B Preferred Stock outstanding immediately prior to the Effective Time.

                            (9) "Series B Exchange Amount" for a share of Series
B Preferred Stock is equal to (x) the Series A-F Aggregate Consideration Amount multiplied by (y) a fraction, the numerator of which is the Series B Liquidation Preference Amount and the denominator of which is the Series A-F Aggregate Preference Amount.

                            (10) "Series C Liquidation Preference Amount" means
an amount per share of Company Series C Preferred Stock outstanding immediately prior to the Effective Time equal to (A) $100.00 plus (B) all accrued and unpaid dividends on such share of Series C Preferred Stock as of such time.

                            (11) "Series C Aggregate Preference Amount" means
the Series C Liquidation Preference Amount multiplied by the total number of shares of Series C Preferred Stock outstanding immediately prior to the Effective Time.

                            (12) "Series C Exchange Amount" for a share of
Series C Preferred Stock is equal to (x) the Series A-F Aggregate Consideration Amount multiplied by (y) a fraction, the numerator of which is the Series C Liquidation Preference Amount and the denominator of which is the Series A-F Aggregate Preference Amount.

                            (13) "Series D Liquidation Preference Amount" means
an amount per share of Company Series D Preferred Stock outstanding immediately prior to the Effective Time equal to (A) $100.00 plus (B) all accrued and unpaid dividends on such share of Series D Preferred Stock as of such time.

                            (14) "Series D Aggregate Preference Amount" means
the Series D Liquidation Preference Amount multiplied by the total number of shares of Series D Preferred Stock outstanding immediately prior to the Effective Time.

                            (15) "Series D Exchange Amount" for a share of
Series D Preferred Stock is equal to (x) the Series A-F Aggregate Consideration Amount multiplied by (y) a fraction, the numerator of which is the Series D Liquidation Preference Amount and the denominator of which is the Series A-F Aggregate Preference Amount.

                            (16) "Old Series E Liquidation Preference Amount"
means an amount per share of Old Series E Preferred Stock outstanding immediately prior to the Effective Time equal to (A) $100.00 plus (B) all accrued and unpaid dividends on such share of Old Series E Preferred Stock as of such time.

                            (17) "Old Series E Aggregate Preference Amount"
means the Old Series E Liquidation Preference Amount multiplied by the total number of shares of Old Series E Preferred Stock outstanding immediately prior to the Effective Time.

                            (18) "Old Series E Exchange Amount" for a share of
Old Series E Preferred Stock is equal to (x) the Series A-F Aggregate Consideration Amount multiplied by (y) a fraction, the numerator of which is the Old Series E Liquidation Preference Amount and the denominator of which is the Series A-F Aggregate Preference Amount.

                            (19) "New Series E Liquidation Preference Amount"
means an amount per share of New Series E Preferred Stock outstanding immediately prior to the Effective Time equal to (A) $100.00 plus (B) all accrued and unpaid dividends on such share of New Series E Preferred Stock as of such time.

                            (20) "New Series E Aggregate Preference Amount"
means the New Series E Liquidation Preference Amount multiplied by the total number of shares of New Series E Preferred Stock outstanding immediately prior to the Effective Time.

                            (21) "New Series E Exchange Amount" for a share of
New Series E Preferred Stock is equal to (x) the Series A-F Aggregate Consideration Amount multiplied by (y) a fraction, the numerator of which is the New Series E Liquidation Preference Amount and the denominator of which is the Series A-F Aggregate Preference Amount.

                            (22) "Series E Aggregate Preference Amount" means
the sum of the Old Series E Aggregate Preference Amount and the New Series E Aggregate Preference Amount.

                            (23) "Old Series F Liquidation Preference Amount"
means an amount per share of Old Series F Preferred Stock outstanding immediately prior to the Effective Time equal to (A) $100.00 plus (B) all accrued and unpaid dividends on such share of Old Series F Preferred Stock as of such time.

                            (24) "Old Series F Aggregate Preference Amount"
means the Old Series F Liquidation Preference Amount multiplied by the total number of shares of Old Series F Preferred Stock outstanding immediately prior to the Effective Time.

                            (25) "Old Series F Exchange Amount" for a share of
Series F Preferred Stock is equal to (x) the Series A-F Aggregate Consideration Amount multiplied by (y) a fraction, the numerator of which is the Old Series F Liquidation Preference Amount and the denominator of which is the Series A-F Aggregate Preference Amount.

                            (26) "New Series F Liquidation Preference Amount"
means an amount per share of New Series F Preferred Stock outstanding immediately prior to the Effective Time equal to (A) $100.00 plus (B) all accrued and unpaid dividends on such share of New Series F Preferred Stock as of such time.

                            (27) "New Series F Aggregate Preference Amount"
means the New Series F Liquidation Preference Amount multiplied by the total number of shares of New Series F Preferred Stock outstanding immediately prior to the Effective Time.

                            (28) "New Series F Exchange Amount" for a share of
Series F Preferred Stock is equal to (x) the Series A-F Aggregate Consideration Amount multiplied by (y) a fraction, the numerator of which is the New Series F Liquidation Preference Amount and the denominator of which is the Series A-F Aggregate Preference Amount.

                            (29) "Series F Aggregate Preference Amount" means
the sum of the Old Series F Aggregate Preference Amount and the New Series F Aggregate Preference Amount.

                            (30) "Series G Liquidation Preference Amount" means
an amount per share of Company Series G Preferred Stock outstanding immediately prior to the Effective Time equal to (A) $100.00 plus (B) all accrued and unpaid dividends on such share of Series G Preferred Stock as of such time.

                            (31) "Series G Aggregate Preference Amount" means
the Series G Liquidation Preference Amount multiplied by the total number of shares of Series G Preferred Stock outstanding immediately prior to the Effective Time.

                            (32) "Series G Adjustment Amount" means the product
of $1,000,000 multiplied by a fraction, the numerator of which is the Series G Aggregate Preference Amount and the denominator of which is the amount of $54,600,000.

                            (33) "Series G Aggregate Consideration Amount" means
the Series G Aggregate Preference Amount less the Series G Adjustment Amount.

                            (34) "Series G Exchange Amount" for a share of
Series G Preferred Stock is equal to (x) the Series G Aggregate Consideration Amount divided by the number of shares of Series G Preferred Stock outstanding immediately prior to the Effective Time.

                            (35) "Series H Liquidation Preference Amount" means
an amount per share of Company Series H Preferred Stock outstanding immediately prior to the Effective Time equal to (A) $200.00 plus (B) all accrued and unpaid dividends on such share of Series H Preferred Stock as of such time.

                            (36) "Series H Aggregate Preference Amount" means
the Series H Liquidation Preference Amount multiplied by the total number of shares of Series H Preferred Stock outstanding immediately prior to the Effective Time.

                            (37) "Series H Adjustment Amount" means the product
of $1,000,000 multiplied by a fraction, the numerator of which is the Series H Aggregate Preference Amount and the denominator of which is the amount of $54,600,000.

                            (38) "Series H Aggregate Consideration Amount" means
the Series H Aggregate Preference Amount less the Series H Adjustment Amount.

                            (39) "Series H Exchange Amount" for a share of
Series H Preferred Stock is equal to (x) the Series H Aggregate Consideration Amount divided by the number of shares of Series H Preferred Stock outstanding immediately prior to the Effective Time.

                            (40) "Series G-H Aggregate Consideration Amount"
means the sum of the Series G Aggregate Consideration Amount and the Series H Aggregate Consideration Amount."

        10. FINAL ALLOCATIONS. Schedule 1.4(b) and Schedule 1.11 shall be updated and agreed in writing by Parent and the Company prior to the Effective Time to show the final dollar amount allocations as of the Effective Time of the Merger Consideration, the Initial Cash Consideration, the Escrow Deposit and the Holdback Amount.

        11. DETERMINATION OF REFERENCE DATE. For purposes of the Agreement and specifically Section 1.7 thereof, the parties acknowledge and agree that the "Reference Date" shall be September 30, 2004.

        12. AMENDMENT OF SECTION 1.7(a). Section 1.7(a) of the Agreement is hereby stricken and replaced in its entirety with the following:

               "(a) Benchmark Working Capital Statement. Attached hereto as
Schedule 1.7(a)-1 is the Net Working Capital Statement of the Company as of March 31, 2004 (the "Benchmark Working Capital Statement"). As used herein, "Net Working Capital" means, as of the specified date, on a consolidated basis, the current assets of the Company less the current liabilities of the Company, as determined in accordance with this Section 1.7(a). In the calculation of Net Working Capital as of the last day of the calendar quarter immediately preceding the Closing Date (the "Reference Date"), (i) Company Transaction Expenses incurred after March 31, 2004 and prior to or at Closing shall be added back to Net Working Capital; (ii) the amount of all reductions in the long-term portion of long-term debt reflected in the Benchmark Working Capital Statement shall be added back to Net Working Capital; (iii) payments made between March 31, 2004 and the Reference Date for the acquisition of fixed assets purchased after March 31, 2004 shall be added back to Net Working Capital; (iv) the out-of pocket cost incurred by the Company prior to the Reference Date to terminate the 401(k) Plan (as hereinafter defined) in accordance with Section 5.15 shall be added back to Net Working Capital; and (v) the fixed amount of $100,000 shall be added to the current assets of the Company. The components of Net Working Capital shall be determined in accordance with this Section 1.7(a) and, except as set forth in this Section 1.7(a), shall be determined in accordance with United States generally accepted accounting principles ("GAAP") applied in a manner consistent with the historical practices of the Company except with respect to a change in the application of percentage of completion accounting on multi-phase contracts which has previously been disclosed to the Parent. For the avoidance of doubt, the obligation to pay Cash Retention Bonuses and Equity Retention Bonuses and any severance payment obligations of any Acquired Company to any of its employees that may be made redundant by the Parent after the Closing are obligations of the Parent and will not be reflected as liabilities of the Company on the determination of Net Working Capital."

        13. AMENDMENT OF SECTION 6.4(b). Section 6.4(b) of the Agreement is hereby stricken and replaced in its entirety with the following:

               "(b) Employee Equity Bonuses. As soon as practicable following the Effective Time and in accordance with Section 6.4(c), Parent shall grant to the Bonus Employees, under Parent's 2004 Equity Incentive Plan for New Employees equity retention bonuses in the form of restricted stock units for Parent Common Stock ("RSUs") covering an aggregate number of shares of Parent Common Stock that results from dividing $1,700,000 by the average per share closing sales price (the "Closing Stock Price") of Parent Common Stock, as quoted on the Nasdaq National Market (and as reported by The Wall Street Journal) for the ten
(10) trading days ending on the second trading day preceding the Closing Date, as rounded up or down to the nearest whole share. All such RSUs shall vest in full on the one-year anniversary of the Closing Date, provided the Bonus Employee remains an employee of the Company (or of any affiliate, including Parent) through such date."

        14. AMENDMENT OF SECTION 11.4. The first sentence of Section 11.4 of the Agreement is hereby stricken and replaced in its entirety with the following:

               "This Agreement may be amended, modified or supplemented only by a written agreement among Parent, the Acquisition Subsidiary, the Company and the Preferred Stockholders."

        15. AMENDMENT OF SECTION 11.10. The first sentence of Section 11.10 of the Agreement is hereby stricken and replaced in its entirety with the following:

               "Each of the Preferred Stockholders, the Company and Parent irrevocably agrees that any legal action or proceeding with respect to this Agreement or for recognition and enforcement of any judgment in respect hereof shall be brought by a party or its successors or assigns and determined in the federal courts sitting in the Southern District of New York."

        16. LEGAL OPINIONS. The form of opinion of counsel required to be delivered under the Agreement by any party hereto is hereby deemed amended to cover this Amendment and the Agreement as amended hereby.

        17. AGREEMENT REGARDING RE-ALLOCATION OF MERGER CONSIDERATION. Each Preferred Stockholder acknowledges and agrees that the allocation of the Merger Consideration in the Agreement, as amended hereby, will not, due to the allocation of the Series G Adjustment Amount and the Series H Adjustment Amount, be in accordance with the provisions of the Certificate of Incorporation of the Company and unconditionally and irrevocably waives any claim, demand or action against Parent, Acquisition Subsidiary or the Company, or any of their respective affiliates or representatives, based on such "re-allocation" of the Merger Consideration. Each Preferred Stockholder acknowledges that it has been advised to consult with an attorney before executing this Amendment and otherwise in connection with the Merger, and that such Preferred Stockholder has done so or, after careful reading and consideration, has chosen not to do so of such Preferred Stockholder's own volition. Each Preferred Stockholder owning shares of Series G Preferred Stock or Series H Preferred Stock specifically acknowledges that such Preferred Stockholder will receive less of the Merger Consideration with respect to such shares than it would otherwise be entitled to receive if the Merger Consideration were allocated in accordance with the provisions of Company's

        Certificate of Incorporation, due to the allocation of the Series G Adjustment Amount and the Series H Adjustment Amount.

        18. MISCELLANEOUS. The Parties shall execute and deliver all documents, provide all information and take or refrain from taking any action as may be necessary or appropriate to achieve the purposes of this Amendment. This Amendment shall be binding upon and inure to the benefit of the Parties. This Amendment, together with the Agreement, the Confidentiality Agreement, the Voting Agreements, the Releases and the Exhibits and Schedules to the Agreement, constitutes the entire agreement among the Parties pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto. The terms and provisions of the Agreement shall remain in full force an effect as amended under this Amendment. This Amendment may be executed in counterparts, all of which together shall constitute an agreement binding on the Parties, notwithstanding that all such parties are not signatories to the original or the same counterpart.


                                      ****

        IN WITNESS WHEREOF, each of the Parties hereto has executed and delivered this Amendment to be legally binding and effective as of the date first above written.

                                    PARENT:

                                    TEKELEC

                                    By:    /s/ Frederick M. Lax
                                         ---------------------------------------
                                    Name:  Frederick M. Lax
                                    Title: President and Chief Executive Officer

                                    ACQUISITION SUBSIDIARY:

                                    BUCKDANGER, INC.


                                    By:    /s/ Frederick M. Lax
                                         ---------------------------------------
                                    Name:  Frederick M. Lax
                                    Title: President and Chief Executive Officer

                                   COMPANY:

                                   STELEUS GROUP INC.


                                   By:    /s/ Richard E. Mace
                                         ---------------------------------------
                                   Name:  Richard E. Mace
                                   Title: President and Chief Executive Officer



                       [SIGNATURES CONTINUE ON NEXT PAGE]



Signature Page to Amendment to Merger Agreement

                                   PREFERRED STOCKHOLDERS:

                                   STRATEGIC PARTNERS, INC.


                                   By:     /s/ Kermit L. Stofer
                                         ---------------------------------------
                                   Name:   Kermit L. Stofer
                                   Title:  President

                                   SOFTWARE CONSOLIDATIONS, INC.


                                   By:     /s/ Kermit L. Stofer
                                         ---------------------------------------
                                   Name:   Kermit L. Stofer
                                   Title:  President

                                   THE BEACON GROUP III -- FOCUS VALUE
                                   FUND, L.P.

                                   By:    Beacon Focus Value Investors, LLC,
                                          Its general partner

                                   By:    Focus Value GP, Inc.,
                                          a Member


                                   By:     /s/ Thomas G. Mendell
                                         ---------------------------------------
                                   Name:   Thomas G. Mendell
                                   Title:  Managing Director

                                   JAFCO CO., LTD.

                                   By:    JAFCO America Ventures, Inc.,
                                          its Attorney-in-Fact


                                   By:     /s/ Yoichiro Takami
                                         ---------------------------------------
                                   Name:   Yoichiro Takami
                                   Title:  Chief Financial Officer,
                                           JAFCO America Ventures, Inc.,
                                           Attorney-in-Fact


                       [SIGNATURES CONTINUE ON NEXT PAGE]


Signature Page to Amendment to Merger Agreement

                                   U.S. INFORMATION TECHNOLOGY
                                   INVESTMENT ENTERPRISE PARTNERSHIP

                                   By:    JAFCO America Ventures, Inc.,
                                          its executive partner


                                   By:    /s/ Yoichiro Takami
                                         ---------------------------------------
                                   Name:  Yoichiro Takami
                                   Title: Chief Financial Officer

                                   U.S. INFORMATION TECHNOLOGY NO. 2
                                   INVESTMENT ENTERPRISE PARTNERSHIP

                                   By:    JAFCO America Ventures, Inc.,
                                          its executive partner


                                   By:    /s/ Yoichiro Takami
                                         ---------------------------------------
                                   Name:  Yoichiro Takami
                                   Title: Chief Financial Officer

                                   BANCBOSTON INVESTMENTS INC.


                                   By:    /s/ David Jeffrey
                                         ---------------------------------------
                                   Name:  David Jeffrey
                                   Title: Director


                       [SIGNATURES CONTINUE ON NEXT PAGE]


Signature Page to Amendment to Merger Agreement

                                   GMT COMMUNICATIONS PARTNERS II, L.P.


                                   By:    /s/ Terrence Tehranian
                                          --------------------------------------
                                   Name:  Terrence Tehranian
                                          --------------------------------------
                                   Title: Managing Partner
                                          --------------------------------------
                                          For and on behalf of
                                          GMT COMMUNICATIONS
                                          PARTNERS II, L.P.
                                          acting by its Manager
                                          GMT Communications Partners Limited


                                   GMT COMMUNICATIONS PARTNERS
                                   (HOLLAND) II, L.P.


                                   By:    /s/ Terrence Tehranian
                                          --------------------------------------
                                   Name:  Terrence Tehranian
                                          --------------------------------------
                                   Title: Managing Partner
                                          --------------------------------------
                                          For and on behalf of
                                          GMT COMMUNICATIONS
                                          PARTNERS (HOLLAND) II, L.P.
                                          acting by its Manager
                                          GMT Communications Partners Limited


                                   GMT COMMUNICATIONS PARTNERS
                                   (EXECUTIVE FUND) II, L.P.

                                   By:    /s/ Terrence Tehranian
                                          --------------------------------------
                                   Name:  Terrence Tehranian
                                          --------------------------------------
                                   Title: Managing Partner
                                          --------------------------------------

                                          For and on behalf of
                                          GMT COMMUNICATIONS PARTNERS
                                          (EXECUTIVE FUND) II, L.P.
                                          acting by its Manager
                                          GMT Communications Partners Limited




Signature Page to Amendment to Merger Agreement